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                                                                  Exhibit 10.13


                                 AMENDMENT NO. 1
                             TO CONSULTING CONTRACT


     THIS AMENDMENT NO. 1 is made to that Consulting Contract dated the 3rd day of October, 1994, by and between TANISYS TECHNOLOGY, INC., of

1310 RR 620 South, Suite B195, Austin, Texas 78734 (the "Company"), and

PARRIS H. HOLMES, JR., of 9311 San Pedro, Suite 300, San Antonio, Texas 78216

(the "Consultant").  The Consulting Contract is hereby amended by substituting the following paragraph for 3.1:

          3.1 The Company shall pay to the Consultant Eight Thousand and No/100 Dollars ($8,000) per month during the term of this Contract with the first $8,00000 payment due and payable July 1, 1995 and continuing each month thereafter until May 1, 1996, at which time the monthly payments shall be reduced to Three Thousand and No/100 Dollars ($3,000.00) per month with the final payment being June 1, 1996.

     All of the terms and conditions of the Consulting Contract are hereby ratified in their entirety.

     IN WITNESS WHEREOF, the parties have executed this Amendment NO. 1 to the

Consulting Contract on this 22nd day of June, 1995.

                              TANISYS TECHNOLOGY, INC.

                              By:  /s/ MARK C. HOLLIDAY
                                 ---------------------------
                                 Chairman and CEO



                                   /s/ PARRIS H. HOLMES, JR.
                              ------------------------------
                              PARRIS H. HOLMES, JR.


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                           CONSULTING CONTRACT

THIS AGREEMENT is made as of the 3rd day of October, 1994.

BETWEEN:

     TANISYS TECHNOLOGY, INC., of 1310 RR620 South,
     Suite B195, Austin, Texas 78734;

     (hereinafter referred to as the "Company")

                              OF THE FIRST PART

AND:

     PARRIS H. HOLMES, JR., of 9311 San Pedro, Suite 300, San Antonio, Texas 78216.

     (hereinafter referred to as the "Consultant")

                              OF THE SECOND PART

WHEREAS:

A.   The Company wishes to contract for the services of the Consultant; and

B. The Consultant has agreed to accept such contract for services upon the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein contained, the parties agree as follows:

1.   ENGAGEMENT

1.1  Appointment:        The Company hereby contracts for the services of the
Consultant and the Consultant hereby agrees to perform services for the Company in accordance with the terms and conditions of this Agreement.

1.2  SCOPE OF DUTIES:    The Consultant shall have the following
responsibilities and duties:

     (a) to generally assist and report to the President of the Company in regard to financial planning, capital structure and generally developing corporate strategy.


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1.3  BEST EFFORTS:       The Consultant shall at all times use his best efforts
to advance the interest of the Company and shall faithfully, industriously and to the best of his abilities, perform the responsibilities and duties described above.

2.   TERM

2.1  INITIAL TERM:       This Agreement shall commence on the date first written
above, continuing until March 31, 1996 and subject to earlier termination as hereinafter provided.

3.   REMUNERATION

3.1 The Company shall pay to the Consultant five thousand dollars ($5,000) per month during the term of this Agreement within the first payment due and payable October 1, 1994 and continuing each month thereafter.

3.2 The parties agree that the payment provided for in paragraph 3.1 hereof does not include reimbursement for all expenses incurred by the Consultant in connection with his duties hereunder, and the Company shall pay the cost of his expenses, including any reasonable travel expenses and other specific expenses incurred by the Consultant which shall be reimbursed by the Company within fifteen (15) days of its receipt of an invoice from the Consultant

4.   CONFIDENTIALITY

4.1  NON-DISCLOSURE:     The Consultant shall not, either during the course of
his engagement hereunder or at any time thereafter, disclose to any person, other than the Directors of the Company or the Company's professional advisors, any confidential information concerning the business or affairs of the Company, or its subsidiaries, which the Consultant may have acquired in the course of or incidental to his appointment hereunder or otherwise, and the Consultant shall not directly or indirectly use (whether for his own benefit or the detriment or intended detriment of the Company) any confidential information he may acquire with respect to the business and affairs of the Company, or its subsidiaries.

5.   TERMINATION

5.1  TERMINATION BY THE COMPANY FOR CAUSE:   The Company may terminate this
Agreement at any time for just cause, provided that a reasonable written notice of three business days shall have been first given by the Company to the Consultant.

5.2  TERMINATION BY THE CONSULTANT:     The Consultant may terminate this
Agreement for just cause at any time without notice to the Company, or without just cause by provide 30 day's notice in writing to the Company.

5.3  DEFINITION OF JUST CAUSE:     In this Agreement, in addition to any cause
permitted by law, "just cause" includes:



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     (a)  the Consultant's or the Company's gross default, misconduct, breach of non-observance of any stipulation contained herein;

     (b) the dissolution, insolvency or the bankruptcy of the Consultant or the Company.

For the purposes of this Agreement, a bankruptcy of the Consultant shall be deemed to occur when the Consultant files a petition on the Company in bankruptcy, or voluntarily takes advantage of any bankruptcy or insolvency law, or is adjudicated a bankrupt, or if a petition is filed proposed the adjudication of the Consultant as a bankrupt and the Consultant either consents to the filing thereof or such petition is not discharged or denied prior to the expiration of 60 days from the date of such filing. For the purposes of this Agreement, the insolvency of the Consultant shall be deemed to occur when such Consultant's assets are insufficient to pay any of his liabilities as they come due and the Consultant shall so admit by action or notice to the Company.

6.   OTHER PROVISIONS

6.1 GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Notwithstanding the foregoing, it is agreed that the Consultant may commence an action in respect of the enforcement of his rights hereunder in any jurisdiction in which the Company carries on business, has an office or has assets.

6.2  NOTICE:        Any notice required or permitted to be given under this
Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

6.3  INDEMNITY:     The Consultant shall indemnify the Company and save it
harmless from and against any and all claims, actions, damages, liabilities and expenses arising out of or in connection with a breach of any kind by the Consultant of any provisions, covenants, conditions and warranties contained in this Agreement, or any other matter arising whatsoever out of this Agreement.

6.4 This Agreement supersedes any previous agreement, arrangement or understanding, whether written or oral between the parties hereto.

6.5 The Consultant is an independent contractor, and notwithstanding anything contained herein to the contrary, this Agreement does not create and is not intended to create a relation of master-servant between the parties hereto.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.



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TANISYS TECHNOLOGY, INC.



By:  /s/ MARK C. HOLLIDAY
   --------------------------------------
   Chairman & Chief Executive Officer




By:  /s/ PARRIS H. HOLMES, JR.
   --------------------------------------

   9311 San Pedro, Suite 300
   San Antonio, Texas  78216




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